UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Act of 1934

Date of Report (Date of earliest event reported): January 17, 2011

INFINITY PROPERTY AND CASUALTY CORPORATION

(Exact name of Registrant as specified in its Charter)

Ohio	000-50167	03-0483872
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No. )

3700 Colonnade Parkway, Birmingham, Alabama 35243

(Address of Principal Executive Offices) (Zip Code)

(205) 870-4000

Registrant’s telephone number, including area code

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 17, 2011, Infinity Insurance Company (the “Company”), a subsidiary of Infinity Property and Casualty Corporation, entered into an amendment (the “First Amendment”) to the real estate purchase and sale agreement, dated as of May 10, 2010 (the “Original Agreement,” and together with the First Amendment, the “Agreement”), with SG/SPV PROPERTY I, LLC (the “Seller”). Under the terms of the Original Agreement, the Seller agreed to sell to the Company (the “Transaction”) certain property (the “Property”) situated at or about 3760 River Run Drive, Birmingham, Alabama 35243, for a net purchase price of $16,058,263. Item 1.01 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on May 13, 2010 contains a description of the material terms of the Original Agreement.

The First Amendment amends the Original Agreement by:

•

Extending the earliest date upon which the Company can terminate the Agreement and receive a refund of its earnest money deposit of $1,692,975, less certain expenses, from 180 days following execution of the Original Agreement to April 1, 2011;

•

Establishing that the Transaction may be consummated without the consent of certain parties (the “Lender Consent”), which have an interest in the mortgage to which the Property is subject, upon the extinguishment of such mortgage; and

•	Establishing the apportionment of certain expenses, if incurred, associated with obtaining the Lender Consent between the Seller and the Company.

The foregoing summary is not intended to be comprehensive and is qualified in its entirety by the full text of the First Amendment, a copy of which is attached hereto as Exhibit 10, and the Original Agreement, a copy of which is attached as Exhibit 10 to the Company’s Current Report on Form 8-K filed with the SEC on May 13, 2010, and each of which is incorporated by reference as if fully set forth herein.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10	First Amendment to Real Estate Purchase and Sale Agreement, dated as of January 17, 2011, by and between Infinity Insurance Company and SG/SPV PROPERTY I, LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFINITY PROPERTY AND CASUALTY CORPORATION

By:	/s/ Samuel J. Simon
Name:	Samuel J. Simon
Title:	Executive Vice President, General Counsel and Assistant Secretary

Date:    January 21, 2011